UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2016

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On June 28, 2016, FactSet Research Systems Inc. (“FactSet” or the “Company”) issued a press release announcing its results for the three and nine months ended May 31, 2016. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Exhibit 99.1 to this report contains certain financial measures that are considered non-GAAP financial measures as defined in the SEC rules. Exhibit 99.1 to this report also contains the reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles, as well as the reasons why Registrant’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Registrant’s results of operations and, to the extent material, a statement disclosing any other additional purposes for which Registrant’s management uses the non-GAAP financial measures.

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 27, 2016, the Board of Directors of FactSet (the “Board”) elected two new directors, Sheila B. Jordan and Malcolm Frank. In conjunction with their election to the Board, Ms. Jordan was appointed to serve as a member of the Company’s Audit Committee and Mr. Frank will serve on FactSet’s Compensation Committee. Both will stand for election by a vote of stockholders at the Company’s 2016 Annual Meeting of Stockholders in December 2016.

Ms. Jordan, age 51, currently serves as Senior Vice President, Chief Information Officer at Symantec Corporation (“Symantec”), a global leader in cybersecurity. Ms. Jordan has served in this role since February 2014 and is responsible for driving Symantec's information technology strategy and operations with a focus on building and supporting the global information technology effort. She serves as global executive sponsor for the Symantec Women’s Action Network, a networking forum to help support and encourage female employees to achieve their potential. Prior to joining Symantec, Ms. Jordan spent nine years at Cisco Systems Inc., where she served as Senior Vice President of IT, Communication and Collaboration. Previously, Ms. Jordan held leadership roles at Grand Circle Corporation, as Chief Information Officer and Executive Vice President, and at The Walt Disney Company, where she was a Senior Vice President for Destination Disney and Vice President of Marketing and Sales Finance. She was also a senior financial analyst at Martin Marietta, a construction supplies aggregate company. Ms. Jordan serves on the customer advisory board of Sutter Hill Ventures, a venture capital firm. She received her Bachelor’s degree from the University of Central Florida and an M.B.A. from the Florida Institute of Technology.

Mr. Frank, age 50, currently serves as Executive Vice President, Strategy & Marketing at Cognizant Technology Solutions Corp. (“Cognizant”), a provider of custom information technology, consulting and business process outsourcing services. Mr. Frank joined Cognizant in 2005 and has more than two decades of experience in the information technology industry. Prior to joining Cognizant, he was co-founder, President and CEO of CXO systems, an independent software vendor providing dashboard solutions for senior managers. In addition, he was the founder, President, Chief Executive Officer and chairman of Nervewire Inc. (“Nervewire”), a leading management consulting and systems integration firm. Prior to founding Nervewire, Mr. Frank was a co-founder, executive officer and Senior Vice President at Cambridge Technology Partners, where he ran worldwide marketing, business development and several business units. Mr. Frank is a recognized industry thought leader and is a frequent speaker on key issues of IT management. He has been profiled by Forbes magazine and ABC’s 20/20 and is the subject of a Harvard Business School case study on Leadership and Management. Mr. Frank is a graduate of Yale University with a degree in Economics.

There are no arrangements or understandings between either Ms. Jordan or Mr. Frank and any other persons pursuant to which they were selected as directors. Neither Ms. Jordan nor Mr. Frank have direct or indirect material interests in any currently proposed transaction to which the Company is to be party, nor have they had direct or indirect material interests in any such transaction since the beginning of the Company’s last fiscal year.

A copy of the press release, dated June 28, 2016, which includes the announcement of the election of Ms. Jordan and Mr. Frank is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of FactSet Research Systems Inc., dated June 28, 2016, announcing its results for the three and nine months ended May 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: June 28, 2016	By:	/s/ Maurizio Nicolelli
Maurizio Nicolelli
Senior Vice President, Chief Financial Officer
(Principal Financial Officer)

Exhibit No.	Description

99.1	Press Release of FactSet Research Systems Inc., dated June 28, 2016, announcing its results for the three and nine months ended May 31, 2016